As filed with the Securities and Exchange Commission on January 30, 2023
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2023

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	OPY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new of revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS

Item 8.01. Other Events.

On August 31, 2021, a statement of claim was filed (and subsequently amended) with FINRA by twelve claimants (the “Claimants”) entitled Donald Robinson, Timothy and Sharon Padden, Rhett Rainey, Kelly A. Rainey Trust, Toucan Holdings LP, Robert Goodman, Robert Daniel Burgner, Individually and as Trustee of the Burgner Family Charitable Remainder Trust, Douglas Kasemeier, Wesley Callaway, and Billy Loveless v. Oppenheimer & Co. Inc. (the “Arbitration”). The amended statement of claim was filed by former customers of Oppenheimer & Co. Inc. (“Oppenheimer”) that had invested in Horizon Private Equity, III, LLC (“Horizon”). The amended statement of claim generally alleged that Horizon was a fraudulent scheme created by a former Oppenheimer financial advisor, John Woods.

John Woods left Oppenheimer’s employ in 2016 and Oppenheimer never received a complaint or question from any of the investors prior to the Securities and Exchange Commission (“SEC”) bringing a complaint against Woods and his co-conspirators in 2021. Each investor signed a document acknowledging that Horizon was not an approved Oppenheimer product. Over a protracted period of time, Woods made multiple false statements to Oppenheimer, to regulators and to a state court.

Based on these allegations, the amended statement of claim asserted causes of action against Oppenheimer for, among other things, violations of FINRA rules, negligence, breach of fiduciary duty, violations of Georgia’s RICO statute and breach of contract. On November 30, 2021, Oppenheimer answered the amended statement of claim and filed third party claims against James Woods, Michael Mooney, Britt Wright, Iris Israel and Julie Jones (the “Third Party Respondents”). A stay of all actions against John Woods and other involved parties was issued by a Federal court which is why they were not participants in the arbitration. That stay was subsequently extended to the Third Party Respondents. Oppenheimer’s motion to delay the arbitration until the Federal court’s stay was lifted and all defendants could appear was denied by the arbitration panel.

On September 6, 2022, the arbitration panel issued an award in the Arbitration. In the award, the arbitration panel found in favor of the Claimants and awarded them total damages of $36,744,276.26 (the “Robinson Award”). The arbitration panel gave no reason or explanation for the Robinson Award. Oppenheimer filed a Current Report on Form 8-K concerning the Robinson Award with the SEC on September 7, 2022.

On October 6, 2022, Oppenheimer filed a motion to vacate the Robinson Award with the Superior Court of DeKalb County, Georgia (the “Superior Court”) based on, among other defects, arbitrator bias, failure to postpone the hearing to permit key witnesses to testify, and manifest disregard of the law. On October 18, 2022, the Claimants in the Arbitration moved to confirm the Robinson Award.

On January 30, 2023, oral argument regarding Oppenheimer’s motion to vacate and Claimant’s motion to confirm was heard by a judge of the Superior Court who orally ruled to confirm the Robinson Award. Oppenheimer is considering appealing the Superior Court judge’s ruling to the Georgia Court of Appeals.

The Robinson Award was fully reserved for by Oppenheimer in the third quarter of 2022 including accrued interest through December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: January 30, 2023 By: /s/ Albert G. Lowenthal --------------------------------- Albert G. Lowenthal Chief Executive Officer (Duly Authorized Officer)

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